UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 8, 2022

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Repurchase Agreement

On August 8, 2022, Evertec, Inc. (the “Company”) entered into a Repurchase Agreement (the “Repurchase Agreement”) with Popular, Inc. (the “Selling Stockholder”). Pursuant to the Repurchase Agreement, on August 15, 2022, the Company is expected to close the repurchase of $25.0 million of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) from the Selling Stockholder in a private transaction, at a price per share equal to the shares sold to the public in the Offering (as defined below) less the underwriting discounts and commissions. The share repurchase is subject to the completion of the Offering. The closing of the Offering is not contingent on the closing of the share repurchase. The description of the Repurchase Agreement contained herein is qualified in its entirety by reference to the Repurchase Agreement, a copy of which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Underwriting Agreement

On August 10, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and the other underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), in connection with the underwritten secondary offering by the Selling Stockholder of Common Stock, at an Offering price of $32.00 per share pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-255756) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Offering”). The closing of the Offering is expected to occur on August 15, 2022. The Company is not selling any shares of Common Stock in the Offering and will not receive any proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

On August 10, 2022, the Company issued a press release announcing the pricing of the Offerings. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Number	Exhibit
1.1	Repurchase Agreement, dated August 8, 2022, between the Company and Popular, Inc.
1.2	Underwriting Agreement, dated as of August 10, 2022, among the Company, Popular, Inc. and J.P. Morgan Securities LLC.
99.1	Press Release issued on August 10, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: August 10, 2022	By:	/s/ Joaquin A. Castrillo-Salgado
Name: Joaquin A. Castrillo-Salgado
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
1.1	Repurchase Agreement, dated August 8, 2022, between the Company and Popular, Inc.
1.2	Underwriting Agreement, dated as of August 9, 2022, among the Company, Popular, Inc. and J.P. Morgan Securities LLC.
99.1	Press Release issued on August 10, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).